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                                                                   EXHIBIT 10.50

                                 S U B L E A S E


         THIS SUBLEASE (hereafter "Sublease") is made and entered into this day
of May, 1995 (the "Effective Date"), by and      between Arthur A. Riedel, dba
THE CELTIC INVESTMENT CO., as Lessor, and World Security Services Corp., as Lessee, both Lessor and Lessee jointly referred to herein as "the parties."

                                   WITNESSETH:

         For and in consideration of the mutual promises, covenants and agreements hereinafter contained to be kept and performed by the parties hereto, it is mutually agreed as follows:

                                   AGREEMENT:

         1. Description. The Lessor hereby subleases and demises to the Lessee, and the Lessee hereby takes and hires from the Lessor, for and during the term hereof upon and subject to the terms and conditions herein set forth, to have and to hold for the term the premises outlined in red in EXHIBIT "A" (the "Subleased Premises").

         2. Term. The term of this Sublease shall commence on the 1st day of June, 1995, and shall expire on May 31, 2000 (the "Term") unless terminated sooner as hereinafter provided. The occupancy of the Subleased Premises by Lessee shall continue without interruption until the end of the Term or until sooner terminated under the provisions of this Sublease.

         3. Rental. During the Term of this Sublease, Lessee shall pay Lessor $11.50 per square foot per annum, for the total square footage leased of 3,000 square feet payable in the sum of Two Thousand Eight Hundred Seventy Five and no/100 Dollars ($2,875.00) per month, beginning the 1st day of June, 1995, and with the same sum due on the first day of each month thereafter during the Term of this Sublease.




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         In calculating the rentable area of the Subleased Premises, the rentable area shall be as defined by the standard method for measuring floor area in office buildings, BOMA, American National Standard, 1981. The total square footage leased, above, and monthly rental, above, may be adjusted to an architect prepared certification of area occupied and leased according to BOMA standards.

         At the end of the twenty fourth (24th) month of the term (i.e., effective on June 1, 1997), Lessor shall have the option to increase the rent for the remainder of the term. This increase shall be determined by the average of the value in two (2) opinion letters provided to Lessor by separate commercial real estate brokers who are qualified to determine such rentals. Provided, however, the adjusted rental shall not be less than the rental rate charged for the immediately preceding 24-month period, nor greater than an amount that is the immediately preceding rental rate increased by five percent (5%) compounded per lease year or portion thereof since June 1, 1995.

         The monthly rentals due shall be paid at the Lessor's offices, 4511 N. Channel Avenue, Portland, Oregon 97217 (or such other address as Lessor may designate in writing).

         4. Deposit. As partial consideration for execution of this Sublease, Lessee has paid to Lessor, as a deposit, the sum of Two Thousand Eight Hundred Seventy Five and no/100 Dollars ($2,875.00) (the "Deposit"), receipt of which is hereby acknowledged. Upon the expiration of the Term, an amount equivalent to the Deposit, after deduction of any sums necessary to complete Lessees obligations under this Sublease, shall be returned to Lessee within thirty (30) days of the expiration of the Term. Lessee agrees that Lessor is under no obligation to segregate the Deposit and that Lessor may use the Deposit in any manner that he sees fit, and shall not be liable to Lessee for any interest or income accruing to Lessor by reason of his use of




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the Deposit. Upon termination of the Sublease other than by expiration, Lessor shall apply the Deposit as he deems reasonable.

         5.  Use of Subleased Premises.

             A. The Lessee shall use and occupy the Subleased Premises as general office operations, and for any lawful purpose incidental thereto. Lessee shall, at its own expense, obtain any and all licenses and permits necessary for such use. Lessee shall not use the Subleased Premises for any other purpose without the prior written consent of Lessor, which Lessor may withhold in its sole and absolute discretion. Lessee shall comply with the requirements of any State or Federal statute or local ordinance or regulation applicable to Lessee and/or its use of the Subleased Premises.

             B. Lessee shall not allow on the Subleased Premises any vending machines, whether owned by Lessee or leased by Lessee, and shall not sell any gifts, novelties, sundries or incidentals of any kind, or offer any merchandise for sale or delivery on the Subleased Premises without the prior written consent of Lessor, which Lessor may withhold in its sole and absolute discretion; provided, however, that Lessor may require Lessee to pay additional rentals if such use(s) are permitted. This is in recognition of Lessor's obligations to the Port under the Master Lease as hereinafter described.

         6. Alterations and Improvements to Prepare Subleased Premises for Occupancy by the Lessee. Lessor shall, at its own cost and expense, make and complete on or before June 1, 1995, or as soon thereafter as practicable, all interior improvements and alterations in accordance with the plans and specifications prepared by Lessor and attached hereto as EXHIBIT "B" and approved and initialed by the parties hereto. If there is no attached and initialed Exhibit B hereto,





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it shall be conclusively presumed that no such improvements and/or alterations are required as part of this Sublease.

         7. Real Estate Taxes. Lessor agrees to pay before they become delinquent all taxes (both general and special), assessments or governmental charges (hereinafter collectively referred to as "taxes") lawfully levied or assessed against the premises leased by Lessor from the Port of Portland (the "Demised Premises") under the terms of the Lease (the "Master Lease"), a copy of which is available from the Lessor at his business offices; provided, however, that Lessor may, at its sole cost and expense (in its own name or in the name of Lessee as well, as it may deem appropriate) dispute and contest the same, and at the conclusion of such contest, Lessor shall pay the items contested to the extent that they are held valid, together with all court costs, interest and penalties relating thereto.

         8.  Increase in Operating Costs.

             A. If, in any calendar year commencing with calendar year 1995, Lessor's Annual operating Costs (as hereinafter defined) with respect to the Demised Premises shall be higher than such costs for the year ending 1995 (the "Base Year"), then in each such year during the Term, Lessee shall be obligated to pay, in addition to the monthly rental provided in Section 3 herein, an amount equal to Four percent (4%) of the excess over the Base Year's Annual Operating Cost (such percentage being based upon the square footage of the Subleased Premises to the Demised Premises). The term "Annual Operating Cost" is defined as meaning any and all expenses, as determined by generally accepted accounting practices, consistently applied, incurred in a calendar year by the Lessor in connection with the servicing, operation, maintenance, repair, and management of the Demised Premises, and related exterior appurtenances of which the Demised




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         Premises are a part, and the cost of any services incurred in order to achieve a reduction of any operating expenses or real estate taxes. "Annual Operating Cost" shall include the following costs by way of illustration, but shall not be limited thereto: real estate taxes and assessments levied on the land and building of which the Demised Premises is a part; utilities and services; insurance premiums (except as otherwise provided in Section 15); licenses, permits, and inspection fees; and the cost of wages, materials and services for the operation, maintenance, and management of the Demised Premises. "Annual Operating Costs" shall not include any of the following: capital improvements (except as described in Paragraph 6); expenses of painting, decorating, and alteration of other than public areas, common areas or the Subleased Premises; interest and amortization of mortgages; depreciation of the Demised Premises; and income or franchise taxes or other such taxes imposed or measured by the net income of the Lessor from operation of the Demised Premises and related exterior appurtenances, of which the Demised Premises, are a part; and certain fire insurance premiums which shall be the obligation of Lessee as provided in Section 15.

             B. During December of each calendar year or as soon thereafter as practicable, Lessor shall give Lessee written notice of its estimate of amounts payable under Paragraph A. above for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Lessee shall pay to Lessor 1/12 of such estimated amounts, provided that if such notice is not given in December, Lessee shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time or times it appears to Lessor that the amounts payable under Paragraph A. above for the current calendar year will vary from its estimate by more than





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         75 percent, Lessor shall, by written notice to Lessee, revise its estimate for such year, and subsequent payments by Lessee for such year shall be based upon such revised estimate, subject, however, to the provisions of Paragraph A above.

             C. Within ninety (90) days following the end of each calendar year during the Term, Lessor shall furnish to Lessee a statement certified by accountants selected by Lessor showing the Annual Operating Cost for the Base Year, the Annual Operating Cost for the immediately preceding calendar year and the increase, if any, in such cost over the Base Year. Lessee's pro rata share of such increase, if any, shall be shown on the statement provided. If Lessee has been paying estimated increase payments during the calendar year as specified in Paragraph B, then Lessor shall compare Lessee's actual share of increase to Lessee's estimated payments for the increase. Lessee shall pay any deficiency in Lessee's share of the increase within thirty (30) days after receipt of the statement. If Lessee's estimated increase payments exceed the amount due, Lessee may offset the excess against the next rent due until such excess is depleted.

             D. If, for any reason other than the default of Lessee, this Sublease shall terminate on a day other than the last day of a calendar year, the amount of any increase in rental or Annual Operating Costs payable by Lessee, applicable to the calendar year in which such termination shall occur shall be prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to 365 irrespective of the actual number of days in the calendar year.

         9.  Eminent Domain.

             A. The term "eminent domain" as used herein shall include not only the power exercised by governmental bodies that is called condemnation or eminent domain but also





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         the exercise of any similar governmental power, whether by public authority or by private corporation, or any purchase or other acquisition in lieu of condemnation. The settlement of any legal proceedings and purchase price in lieu of condemnation shall require the consent of all parties if the Subleased Premises or a portion thereof are taken by such proceedings. The expression "date of taking" means the date possession of the Demised Premises or any portion thereof is surrendered to the condemnation authority.

             B. If the entire Subleased Premises, or so much thereof as to make the balance not reasonably adequate for the conduct of Lessee's business not withstanding restoration by Lessor as hereinafter provided, shall be taken under the power of eminent domain, this Sublease shall automatically terminate as of the date on which the condemning authority takes possession. The deposit return provisions of Paragraph 4, Page 2 shall be applicable hereto.

             C. In the event of any taking under power of eminent domain which does not result in a termination of this Sublease, the Rent payable hereunder shall be reduced, effective as of the date on which the condemning authority takes possession, in the same proportion which the floor area of the Subleased Premises taken represents to the entire Subleased Premises, prior to the taking. Lessor shall promptly, at its expense, restore the portion of the Subleased Premises not so taken to as near its former condition as is reasonably possible, and the Sublease shall continue in full force and effect.

             D. Any award for any taking of all or any part of the Subleased Premises under the power of eminent domain shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for taking of the fee. Except for pro rata payments made by Lessee for tenant improvements in excess of





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         building standards and moving expenses, nothing contained herein, however, shall be deemed to preclude Lessee from obtaining an award to Lessee for loss of or damage to Lessee's trade fixtures and removable property or for damages for cessation or interruption of Lessee's business.

             E. A sale by Lessor to any authority having the power of eminent domain, either under the threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this section.

         10. Janitorial Service, Maintenance, Repairs and Inspection. The Lessee shall keep the demised premise in good and clean condition and Lessee shall provide, at its own cost and expense, janitorial service for the Subleased Premises. The Lessee agrees to keep the interior portion of the Subleased Premises in as good order and repair as it is on the Effective Date; provided, however, that Lessee shall not be liable for reasonable wear and tear caused by Lessee or damage caused by Lessor or its agents. Lessee shall maintain in good repair those exterior improvements, if any, which Lessee caused to be erected upon the Subleased Premises. The Lessee agrees to surrender the Subleased Premises at the expiration or sooner termination of the Term hereof in the same condition in which Lessee has herein agreed to maintain the same during the continuance of this Sublease.

         Lessor shall, at its sole expense, keep and maintain in good and clean condition and repair the structural supports and exterior of the Demised Premises including, but not limited to, the foundation, exterior walls, roof, cornices, guttering, downspouts, all utility and sewer line connections of the Demised Premises, the sidewalks, loading, parking and landscaped areas, except for any repairs caused by the wrongful act of Lessee or its agents. Lessee waives the right



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to make repairs at Lessor's expense under any law, statute or ordinance now or hereafter in effect.

         Lessor and its agents shall have the right at any reasonable time to enter upon the Subleased Premises for the purposes of inspection, posting notices, showing to a prospective purchaser or tenant or lender, or making any alterations or repairs which Lessor shall deem necessary for the protection, improvement or preservation of the Subleased Premises or for any other lawful purpose. At any time after ninety (90) days prior to the expiration of the Term, Lessor may place thereon any usual or ordinary "For Lease" or "For Sale" signs.

         11. Alteration, Improvements. The Lessor grants to the Lessee the right to make such permanent alterations, improvements and changes upon the Subleased Premises as the Lessee determines to be desirable or necessary for the operation of its business; provided, that no such changes shall be made without first receiving the written approval of the Lessor, and further provided that any such improvements or alterations shall be made solely at Lessee's expense, unless the parties hereto agree otherwise. Lessor may require Lessee to post a corporate surety bond reasonably satisfactory to Lessor equaling 150 percent of the estimated cost of the improvement plus attorneys' fees and interest before granting any permission to alter, improve and/or change the Subleased Premises. Lessee may, upon the termination of this Sublease, remove from the Subleased Premises any decorations, furniture, shelving, trade fixtures, machines and equipment which Lessee shall, at its own expense, have installed in the Subleased Premises. Lessee shall restore, at its sole expense, the Subleased Premises to its condition on the Effective Date of the Sublease, ordinary wear and tear excepted.

         12. Signs. Lessee agrees that no signs, banners, pennants, flags, or other advertising devices or any signs shall be placed, installed, flown or erected an the Subleased Premises without




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the written consent of the Lessor first obtained, which consent shall not be unreasonably withheld. Irrespective of Lessor's consent, Lessee shall comply with all governmental ordinances, rules or regulations and any rules and regulations of the Port of Portland.

         13. Utilities. Lessor shall, at its sole expense, provide the electrical power necessary for lighting, heating, air conditioning and ventilating; Lessee shall pay any and all charges for any unusual or extraordinary gas and/or electricity requirements, telephone, and all other charges for utilities furnished to the Subleased Premises during the Term.

         14. Parking. Lessee shall cause its employees, independent contractors and visitors to park their vehicles within the parking areas directly opposite the Subleased Premises in the area currently provided for under the Master Lease. Lessee shall be entitled to the use of eight (8) parking spaces in common with all other tenants within the described area.

         15. Liability Insurance/Fire Insurance. The Lessor shall procure and maintain standard fire and extended coverage insurance covering the Demised Premises and adjacent walk areas in an amount sufficient to prevent the Lessor from becoming a co-insurer under the terms of said policies, but in any event in an amount not less than seventy five percent (75%) of the replacement cost thereof.

         In addition to the provisions of Section 8 herein, Lessee shall separately pay on demand any increase in premiums for fire insurance carried by Lessor on the Subleased Premises or the Demised Premises in general which are directly and peculiarly due to or caused by any activity of Lessee upon the Subleased Premises whether or not Lessor has consented to such activity.

         Lessee shall carry fire and extended coverage, malicious mischief and vandalism insurance on Lessee's contents contained in the Subleased Premises. All policies Lessee obtains shall also contain cross-liability endorsement and contractual liability endorsement.



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         Notwithstanding anything to the contrary contained in any other provision of this Sublease, Lessee and Lessor hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage casualties covered by the insurance maintained hereunder, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Lessee and Lessor agree that they will request their respective insurance carriers to include in its policies such a clause or endorsement.

         Lessee, shall procure and maintain throughout the Term a policy or policies of insurance, at its sole cost and expense, insuring both Lessee and Lessor against all claims, demands or actions arising out of or in connection with Lessee's use or occupancy of or the condition of the Subleased Premises, the limits of such policy or policies shall be in an amount not less than $1,000,000, combined single limit, with respect to personal injury, death, and property damage and $2,000,000 aggregate (occurrence form), such insurance to provide for no deductible. Said policy or policies shall be written by insurance companies qualified to do business in Oregon and reasonably acceptable to Lessor. Such policies or duly executed certificates of insurance shall be promptly delivered to Lessor upon written request.

         16. Damage or Destruction by Fire or Other Casualty. In the event that the Subleased Premises are so injured by the elements, fire, tornado, or other causes or casualty as to be unfit for occupancy in whole or in part, and there remains at least one (1) year of the Term, and in the





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further event that such damage can be reasonably repaired within one hundred twenty (120) days and at a cost not to exceed reasonable replacement cost or the available insurance proceeds, whichever is lesser, then Lessor shall promptly commence work to repair the same and restore the Subleased Premises to the same condition as it was immediately prior to the damage, and if the Lessee shall be deprived of the occupancy by reason of such damage and repairs, a proportionate allowance shall be made to Lessee from the rent corresponding to the time during which and to the portion of the Subleased Premises of which it is so deprived.

         If the Subleased Premises are so damaged that they cannot be reasonably repaired and restored as aforesaid within 120 days, or in the event that there is less than one (1) year then remaining in the Term, or if the reasonable cost of repair and restoration exceeds the reasonable replacement cost or the available insurance proceeds, whichever is lesser, then either party may terminate this Sublease by giving written notice to the other of its intention to do so within 60 days of the event causing the damage.

         17. Liability/Indemnification. Lessor shall not be liable to Lessee or Lessee's employees, independent contractors, agents, customers or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Demised or Subleased Premises caused by the negligence of Lessee, its agents, servants or employees, or of any other person entering upon the Demised or Subleased Premises under express or implied invitation of Lessee, or caused by the buildings and improvements located on the Demised or Subleased Premises becoming out of repair, for which Lessee is responsible herein, or any other reason and Lessee agrees to indemnify, defend, save and hold Lessor harmless from any loss, expense, demand, investigations, remedial action, cleanup or claims, post cleanup monitoring cost and expenses, including reasonable attorneys' fees arising out of any such damage or injury;



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except that any injury to person or damage to property caused solely by the negligence of Lessor, its agents, servants or employees, or solely by the failure of Lessor, its agents, servants or employees to repair and maintain that part of the Demised Premises which Lessor is obligated to repair and maintain hereunder shall be the liability of Lessor and not of Lessee, and Lessor agrees to indemnify Lessee and hold it harmless from any and all loss, expense or claims, including reasonable attorneys' fees, arising out of such damage or injury.

         18. Assignment and Subletting. Lessee will not assign, transfer, hypothecate, surrender or encumber this Sublease or any interest hereunder and will not permit any assignment hereof by operation of law and will not sub-rent or sublet the Subleased Premises or any portion thereof, and will not permit the use or occupancy of the Subleased Premises by anyone other than Lessee or its employees, without first obtaining the written consent of Lessor, which Lessor may withhold in its sole and absolute discretion; provided, however, Lessor may impose such reasonable conditions on its consent as Lessor deems appropriate. A merger, consolidation, liquidation or ownership change by vote of the majority of the outstanding shares of stock of the Lessee or its owner shall constitute an assignment. Any consent by Lessor to any act of assignment, or subletting shall be held to apply only to the specific transaction thereby authorized. Such consent shall not be construed as a waiver of the duty of Lessee or its legal representatives or assigns to obtain from Lessor consent to any other or subsequent assignment or subletting or as modifying or limiting the rights of Lessor under the foregoing covenant by Lessee not to assign or sublet without such consent.

         19. Possession and Quiet Enjoyment. Lessor covenants that it is lawfully seized of the Demised Premises and has good right and lawful authority to enter into this Sublease for the full Term, that Lessor will put the Lessee in actual possession of the Subleased Premises at the




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beginning of the Term except as otherwise provided hereinabove and that Lessee, on paying the rent and performing all of the other covenants herein agreed by it to be performed, shall and may peaceably and quietly have, hold and enjoy the Subleased Premises and areas in common with other tenants and/or use the appurtenances thereto for the said Term.

         20. Rules and Regulations. Lessee will comply with and abide by, and will cause its agents, employees, invitees, guests, licensees, and visitors upon the Demised or Subleased Premises to comply with and abide by all the rules and regulations set forth in EXHIBIT "C". Lessor and/or Port of Portland (see Paragraph 22 for Port's relationship to Lessor) will have the right to make reasonable changes in, additions to, and deletions from said rules and regulations during the Term. Lessee shall post a copy of the rules and regulations in common employee areas.

         21. Waiver of Priority. Lessor shall have the right, at any time or from time to time during the Term, as security for any indebtedness with respect to Demised Premises, to mortgage or refinance a mortgage on the Demised Premises or any part thereof, the lien of which may, at the option of the Lessor, be prior to any interest of the Lessee hereunder; but such encumbrance shall be subject to and limited by the express condition that the mortgage, trust deed or other instrument establishing a binding obligation on the lienor shall contain apt provisions under the term of which the existence of this Sublease shall be recognized and shall provide that so long as the Lessee, its successors and assigns (as permitted hereinabove), shall keep and perform the terms, covenants and conditions in this Sublease contained on its part to be kept and performed, neither the holder of such encumbrance nor any holder or owner of the indebtedness secured thereby, nor any other person, shall, in attempting to enforce collection of said indebtedness or to realize upon such security, have any power to impair, modify, abrogate or adversely affect the





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rights of the Lessee, its successors or assigns, under this Sublease to the full enjoyment of the entire term hereof; to the end that the Lessee, while not in default hereunder, shall, notwithstanding the creation of or default by Lessor under any such encumbrance or indebtedness secured thereby, peacefully and quietly have, hold and enjoy the Subleased Premises for the entire term hereof, and all other rights, privileges and benefits to which it may be entitled under and pursuant to the terms of this Sublease.

         22. Master Lease Agreement. Lessee recognizes that Lessor's interest in the Demised Premises is that of a lessee under the terms of an Amended Master Lease and as may be further amended and confirmed by and between the Port of Portland ("Port") and Lessor. Any change to the Master Lease shall be deemed a change to this Lease and Lessee shall abide by any such changes hereafter made. In the event of the cancellation or termination of the Master Lease prior to its expiration, or prior to the expiration of the Term or any extensions and renewals thereof, or in the event of the surrender of the Master Lease, whether voluntary, involuntary, or by operation of law, the Lessee shall make full and complete attornment, to the Port for the balance of the Term including any extensions and renewals thereof, upon the same covenants and conditions as are contained herein, so as to establish direct privity of an estate and contract between the Port and the Lessee with the same force and effect as though this lease was originally made directly from the Port to the Lessee. The Lessee shall make all rent payments thereafter directly to the Port. By its approval of this Sublease, the Port represents and covenants with Lessee for a period equal to the full unelapsed portion of the Term including any extensions and renewals thereof, and upon the same covenants and conditions as are contained herein, and the Port will thereafter become the Lessor under this lease.




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         This Sublease shall not be effective or valid until approved by Port, and Lessor shall have no liability to Lessee if for any reason Port does not approve this Sublease, except that all lease deposits shall be promptly restored to Lessee by Lessor.

         23. Default/Termination.

             A. Any of the following shall constitute a default by Lessee under this Sublease:

                (i) Lessee's failure to pay rent or any other charge under this
             Sublease within 10 days after it is due, or failure to comply with any other term or condition of this Sublease within 20 days following written notice from Lessor specifying the non-compliance. If such non-compliance cannot be cured within the 20 day period, this provision shall be satisfied if Lessee commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to affect compliance as soon as possible. TIME IS OF THE ESSENCE OF THIS SUBLEASE.

                (ii) Tenant's insolvency, business failure or assignment for the benefit of creditors. Lessee's commencement of proceedings under any provisions of any bankruptcy or insolvency law or failure to obtain dismissal of any petition filed against it under such laws within the time required to answer, or the appointment of a receiver for Lessee's properties.

                (iii) Assignment or subletting by Lessee in violation of Section
             18 of this Sublease.

                (iv) Vacation or abandonment of the Subleased Premises without the prior written consent of Lessor.





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             B. In case of default as described in Section 23.A., Lessor shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law:

                (i) Lessor may terminate the Sublease and retake possession of the Subleased Premises. Following such retaking of possession, efforts by Lessor to relet the Subleased Premises shall be sufficient if Lessor follows its usual procedures for finding tenants for the space at rates not less than the current rated for other comparable space in the Demised Premises. If Lessor has other vacant space in the Demised Premises, perspective tenants may be placed in such other space without prejudice to Lessor's claim to damages or loss of rentals from Lessee.

                (ii) Lessor may recover all damages caused by Lessee's default which shall include an amount equal to rentals lost because of the default, lease commissions paid for this Sublease, and the unamortized cost of any tenant improvements installed by Lessor to meet Lessee's special requirements. Lessor may sue periodically to recover damages as they occur throughout the Sublease Term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Lessor may elect in any one action to recover accrued damages plus damages attributable to the remaining Term of this Sublease. Such damages shall be measured by the difference between the rent under this Sublease and the reasonable rental value of the subleased Premises for the remainder of the Term, discounted to the time of judgment at the prevailing interest rate of judgments.



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



                (iii) Lessor may make any payment or perform any obligation which Lessee has failed to perform, in which case Lessor shall be entitled to recover from Lessee upon demand all amounts so expended, plus interest from the date of the expenditure at the rate 1 and 1/2 percent per month. Any such payment or performance by Lessor shall not waive Lessee's default.

         24. Non-waiver. Any waiver of any breach of the terms, conditions or covenants herein contained to be kept and performed by either party hereto shall not be deemed or considered as a continuing waiver and shall not operate to bar or prevent the other party hereto from declaring a forfeiture, termination or cancellation for any succeeding breach either of the same condition or covenant or otherwise. Acceptance or payment of rental shall not be deemed a waiver.

         25. Attorneys' Fees. In the event any suit is brought by either party against the other to enforce any of the terms or provisions of this Sublease, or to collect any sum alleged to be due hereunder, or in the event that Lessor shall institute a suit for an unlawful detainer of the Subleased Premises, then it is agreed that the prevailing party in such suit shall be entitled to attorneys' fees in a reasonable amount to be fixed by the court and included in any judgment in such action, as well as reasonable attorneys' fees in the event of an appeal.

         26. Binding Effect. This Sublease and all the rights, obligations and duties contained in this Sublease shall be binding upon and shall inure to the benefit of the heirs, successors and assigns of the parties hereto; provided, however, that this provision shall not be interpreted to mean, infer or imply that Lessee shall have any rights to assign this Sublease or sublet all or any part of the Subleased Premises except as provided in Section 18.

         27. Holdover. In the event the Lessee remain in possession of the Subleased Premises after the expiration of Term, then such possession shall operate to create a month-to-month tenancy upon the same terms and conditions as set forth herein except that the monthly rental shall be increased to an amount equal to 150% of the monthly rental paid by Lessee during the last month of the Term of this Sublease.

         28. Force Majeure. In the event that either party hereto shall be delayed or hindered in, or prevented from, the performance of any act required hereunder by reason of acts of the other party, strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, war or other reason of a like nature not the fault of the party delayed in performing work, or doing acts required under the terms of the Sublease, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of the delay. The provisions of this paragraph shall not operate to excuse Lessee from prompt payment of any sums required by the terms of this Sublease.

         29. Relationship of the Parties. The relationship between the parties hereto is that of Lessor and Lessee, and of independent contracting parties, and is not and shall not be deemed to be any other relationship including but without limiting the generality thereof, that of joint venturers, partners, or principal and agent.

         30. Severability. Should any term, provision, clause, article, condition or other portion of this Sublease be held inoperative, invalid or void, the same shall not affect any other term, provision, clause, article, condition or other portion of this Sublease, but the remainder of the Sublease shall remain effective as if such term, provision, clause, article, condition or other portion had not been contained herein, unless the inoperative, invalid or void portion goes to the essence of this Sublease.

         31. Amendment. This Sublease cannot be amended, altered or modified except in writing signed by the parties hereto.

         32. Exhibits. Exhibits "A", "B" and "C" annexed hereto are by this reference incorporated herein as if set forth in full.

         33. Notice. Any notice herein required or permitted to be given must be in writing and shall be deemed to be delivered, whether actually received or not, when deposited in the United States mail, postage prepaid, certified or registered mail, and properly addressed to the party to whom such notice is given. Any notice herein required or permitted to be given by Lessee to Lessor shall be deemed given when mailed to Lessor and addressed as follows:

                  THE CELTIC INVESTMENT CO.
                  4511 N. Channel Avenue
                  Portland, Oregon  97217

and notice to the Lessee shall be sent to the following address:

                  World Security Services Corp.
                  4507 N. Channel Avenue
                  Portland, Oregon  97217

Each party shall have the right to specify as its proper address any other address by giving prior written notice thereof to the other party.

         34. Complete Agreement. This Sublease contains all terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Subleased Premises. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect.

         35. Environmental Warranties/Representations.

             A. The Lessee warrants and represents to the Lessor that Lessee does not and will not at any time during the term, any extensions, renewals or period of holding over, have, use, place, bring on or in any manner expose the Demised Premises or the Subleased Premises to any hazardous materials, toxic substances, asbestos or any other substance subject to governmental regulation. Lessee warrants that it will at all times during the Term, any extensions thereof, holding over or renewals, comply with all present and future federal, state and local environmental statutes, rules and regulations at Lessee's sole cost and expense.

             B. Lessee agrees and shall pay any and all costs of investigation, remedial and removal actions, fines, reasonable attorneys' fees and all post cleanup costs, including but not limited to monitoring post cleanup monitoring. Lessee shall indemnify, save and hold harmless Lessor from any and all costs, expenses and reasonable attorneys' fees for performance of its obligations contained herein regardless of whether Lessee or its assigns (when permitted) are responsible for such costs, expenses and attorneys' fees. Violation of this paragraph by Lessee shall be grounds for immediate termination of the Sublease.

         36. As-Is Clause. EXCEPT FOR THE WORK, IF ANY, TO BE PERFORMED UNDER PARAGRAPH 6 ABOVE, AND EXCEPT FOR ANY REPAIR, REPLACEMENT, AND/OR MAINTENANCE OBLIGATIONS OF LESSOR TO BE PERFORMED IN ACCORDANCE WITH THIS SUBLEASE, THE LESSEE ACCEPTS THE SUBLEASED PREMISES, AS-IS, WHERE-IS, AND WITHOUT WARRANTY OF ANY TYPE, KIND OR NATURE, INCLUDING, BUT NOT LIMITED TO THE WARRANTIES OF FITNESS FOR THE LESSEE'S INTENDED PURPOSE.

         37. Limitation an Lessor Liability. The term "Lessor" as used in this Sublease shall mean the owner of the Demised Premises. If the Demised Premises are sold or otherwise transferred by Lessor, or any successor, Lessee shall attorn to the purchaser or transferor and recognize it as the Lessor under this Sublease and, provided that purchaser assumes all obligations hereunder, the transferor shall have no further liability hereunder.

         38. Estoppel Certificates. Either party will within 20 days after notice from the other execute, acknowledge and deliver to the other party a certificate certifying whether or not this Sublease has been modified and is in full force and effect; whether there are any modifications or alleged breaches by the other party; the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent; and any other facts that may reasonably be requested. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the Sublease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If requested by the holder of any encumbrances, the Port, Sublessee will agree to give such holder, the Port or Lessor notice of and an opportunity to cure any default by Lessor under this Sublease.

         39. Only Lease. This is the only Sublease or other agreement by and between the Lessor and Lessee for the Subleased Premises and any other agreements and/or practices between the parties are merged herein. This Sublease supersedes, replaces, and cancels the Sublease dated November 1, 1991 by and between World Security Services Corp. and Lessor and as amended by unsigned Addendum to Sublease dated April, 1995 only to the extent that full performance has been given by Lessee herein. The parties acknowledge that the execution of this Sublease with the additional term is sufficient consideration for the Sublease.

         40. Options to Extend. Lessee shall have two separate, consecutive options to renew this Sublease for additional three-year extension periods exercisable as set forth hereinafter.

         40.1 For all extension periods, in order for Lessee to be eligible to exercise its extension rights, Lessee must not be in default at the time of the notice of exercise is sent and cannot be in default at any time from the date of notice of exercise until the extension date nor shall there be an event that has occurred which with the passage of time or the giving of notice would constitute a default during the same period of time.

         40.2 Rent on any extension shall be market value, but not greater than a five percent (5%) increase from the then current rental payment. Market value shall be determined by an average of the value given in two (2) opinion letters, one provided to Lessor and one provided to Lessee by separate commercial real estate brokers who are qualified to determine such rentals. Each party shall select their respective real estate brokers. If the Lessee is and Lessor's brokers' value differ by 5 percent or less, then the two numbers shall be averaged and that number shall be the rental for the one extension term. If the parties' brokers differ by more than 5 percent, then the two brokers shall select a third broker and the opinion of two of the three brokers shall be the rental for the one extension term. All such adjustments are subject to the 5 percent cap set forth above The adjusted rentals shall be not less than the rental rate charged for the immediately preceding Term or Extension Period, whichever is applicable.

         40.3 For all extensions, the notice to Lessor of extension shall be within 90 days of the end of the then expiring Term or Extension.

         40.4 Failure exercise an option to extend terminates any right to further extensions. All options are consecutive and conditioned upon the exercise of the prior option.

         IN WITNESS WHEREOF, the parties hereto have executed the foregoing instrument the day and year first above written.

                               ARTHUR A. RIEDEL, dba
                               THE CELTIC INVESTMENT CO.


                               By:      /s/ John Schenk
                                        ---------------------------------------
                                        John Schenk, authorized agent for
                                        Arthur A. Riedel ("Lessor")


                               By:      /s/ Ewell R. Harris
                                        ---------------------------------------
                                        Ewell R. Harris, Vice President
                                        ("Lessee")






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